UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2015

MERIDIAN WASTE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12540 Broadwell Road, Suite 2104
Milton, GA 30004
 (Address of principal executive offices)

(678) 871-7457
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of November 13, 2015 (the “Effective Date”), Meridian Land Company, Inc. (the “Purchaser”), a Georgia limited liability company and wholly-owned subsidiary of Meridian Waste Solutions, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and between the Purchaser and Eagle Ridge Landfill, LLC, an Ohio limited liability company (the “Seller”).

Upon the closing of the Purchase Agreement (the “Closing”), to take place on or before December 18, 2015 or such other date as the parties may agree, subject to customary closing conditions as set forth in the Purchase Agreement, the Purchaser will purchase from Seller a landfill located in Pike County, Missouri and certain of the assets, rights and properties related to such business, including certain debts of the Seller, in exchange for Nine Million Five Hundred Six Thousand Five Hundred Dollars ($9,506,500), subject to a working capital adjustment as set forth in Section 2.4 of the Purchase Agreement. The Purchase Agreement contains typical representations, warranties and covenants.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, which is included as an exhibit to this Current Report on Form 8-K and is incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Asset Purchase Agreement made and entered into as of November 13, 2015, by and between Meridian Land Company, Inc. and Eagle Ridge Landfill, LLC

*filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN WASTE SOLUTIONS, INC.

Date: November 18, 2015	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer